Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of F.N.B. Corporation on Amendment No. 1 to Form S-4 of our report dated September 21, 2012 on the consolidated financial statements of PVF Capital Corp. and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe Horwath LLP

Cleveland, Ohio
July 29, 2013